UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2011

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

 (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 15, 2011, YOU On Demand Holdings, Inc. (the “Company”), through its Chinese joint ventures Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd. (“Hua Cheng”) and Zhong Hai Shi Xun Information Technology Co., Ltd. entered into a Transactional Video-on-Demand and Pay-Per-View License Agreement (the “Agreement”) with CAV Warner Home Entertainment Co., Ltd. (“CAVW”), Warner Bros. Home Entertainment Group’s joint venture in China.  Pursuant to the Agreement, Hua Cheng was granted a five year non-exclusive right and license under copyright to (i) sublicense to authorized providers certain Warner Bros. new release and catalog film content (collectively, the “Content”) for exhibition on a Video On Demand or Pay-Per-View basis in China, (ii) create licensed versions of the Content in Mandarin and simplified Chinese, and (iii) to advertise, publicize and promote the Content using CAVW’s marketing materials.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: June 29, 2011	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Offier